SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2008

STATION CASINOS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                         Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01.  OTHER EVENTS

ITEM 8.01. OTHER EVENTS

Gun Lake Tribe Litigation Update

As previously disclosed, on February 23, 2007, the United States District Court for the District of Columbia (the “District Court”) issued a decision in favor of the Gun Lake Tribe (“Gun Lake”) and the United States Department of Interior (“DOI”) and dismissed the lawsuit filed by Michigan Gambling Opposition (“MichGO”) against the DOI and officials of the DOI.  MichGO’s complaint sought injunctive and declaratory relief against the DOI as a result of the DOI’s determination to take certain land into trust for the benefit of Gun Lake.  On April 29, 2008, the United States Court of Appeals for the District of Columbia Circuit (the “Court of Appeals”) affirmed the District Court’s dismissal of the lawsuit filed by MichGO.  Unless MichGO petitions for a rehearing or rehearing en banc of the Court of Appeals’ decision or otherwise obtains a stay of the Court of Appeals’ decision, the DOI will be free to take the land into trust, which is necessary for Gun Lake to commence construction of its proposed gaming facility in Wayland Township, Michigan.  It is anticipated that MichGO will petition for a rehearing or rehearing en banc of the Court of Appeals’ decision or file a petition for certiorari seeking review of the Court of Appeals’ decision by the United States Supreme Court.  No assurances can be provided as to the outcome of this litigation.  The timing and feasibility of the project are dependent upon the receipt of the necessary governmental and regulatory approvals.  The Company plans to continue contributing significant financial support to the project, even though there can be no assurances as to when or if the necessary approvals will be obtained.

North Fork Rancheria of Mono Indian Tribe Compact Update

On April 28, 2008, the North Fork Rancheria of Mono Indians (the “Mono”) and the State of California entered into a tribal-state Class III gaming compact. The compact is subject to approval by the California Legislature and, if approved, will regulate gaming at the Mono’s proposed gaming project in Madera County, California. No assurances can be provided as to whether the California Legislature will approve the compact.  The timing and feasibility of the project are dependent upon the receipt of the necessary governmental and regulatory approvals. The Company plans to continue contributing significant financial support to the project, even though there can be no assurances as to when or if the necessary approvals will be obtained.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: April 30, 2008	By:	/s/ THOMAS M. FRIEL
Thomas M. Friel Executive Vice President, Chief Accounting Officer and Treasurer